APPLIED THERAPEUTICS INC.

Evan Bailey, MD

June 13, 2025

Dear Evan:

This Amended and Restated Offer Letter (the “Letter Agreement”) confirms the terms and conditions of your employment at Applied Therapeutics Inc. (the “Company”) effective June 15, 2025 (the “Effective Date”). This Letter Agreement amends, restates, and supersedes the offer letter between you and the Company signed on March 15, 2021 (the “Prior Offer Letter”). With those understandings and for good and valuable consideration, the receipt of which is hereby acknowledged, you and the Company agree as follows:

1.
Employment by the Company.
(a)
Position. As of the Effective Date, you will serve as the Company’s Chief Medical Officer (“CMO”) until such time as your employment is terminated in accordance with Section 8 below. During the term of your employment with the Company, you will devote your best efforts and attention to the business of the Company.
(b)
Duties and Location. You will have the duties, responsibilities and authorities as are customary for the position of CMO and as may be reasonably directed by the Chief Executive Officer (including any interim Chief Executive Officer, “CEO”), to whom you will report. Your primary work location will be the Company’s office in New York, New York. Notwithstanding the foregoing, the Company reserves the right to reasonably require you to perform your duties at places other than your primary office location from time to time, and to require reasonable business travel. The Company may modify your job title and duties as it deems necessary and appropriate in light of the Company’s needs and interests from time to time, subject to Section 14 below.
2.
Base Salary and Employee Benefits.
(a)
Salary. Commencing on the Effective Date, you will receive, for services to be rendered hereunder, a starting base salary paid at the rate of $585,000 per year, less standard payroll deductions and tax withholdings. Your base salary will be paid on the Company’s ordinary payroll cycle. As an exempt salaried employee, you will be required to work the Company’s normal business hours, and such additional time as appropriate for your work assignments and position, and you will not be entitled to overtime compensation. Your base salary will be reviewed annually. Your base salary in effect at any given time shall be referred to herein as your “Base Salary.”
(b)
Benefits. As a regular full-time employee, you will be eligible to participate in the Company’s standard employee benefits offered to executive level employees, as in effect from time to time and subject to plan terms and generally applicable Company policies. Details about these benefits plans will be provided, upon request. In addition, the Company will pay you the cost of a monthly parking pass for parking near the Company’s offices, subject to any Company-wide parking pass policy as may be in effect from time to time.
3.
Annual Bonus. You will be eligible to earn an annual performance and retention bonus with a target amount equal to forty percent (40%) of your Base Salary (the “Annual Bonus”). The Annual Bonus will be based upon the Company’s Board of Directors’ (the “Board”) assessment of your performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. Bonus payments, if any, will be subject to applicable payroll deductions and withholdings. Following the close of each calendar year, the Board will determine whether you have earned an Annual Bonus, and the amount of any such bonus, based on, among other things, the achievement of such goals. Subject to Section 9 below, you must be an employee on the Annual Bonus payment date to be eligible to receive an Annual Bonus. The Annual Bonus, if earned, will be paid no later than March 15 of the calendar year after the applicable bonus year. Your bonus eligibility is subject to change in the discretion of the Board (or any authorized committee thereof).
4.
Expenses. The Company will reimburse you for reasonable travel, entertainment or other expenses incurred by you in furtherance or in connection with the performance of your duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.
5.
Equity Compensation. Effective as soon as practicable following the Effective Date, the Company will recommend (if it has not already recommended as of the Effective Date) to the Board (or any authorized committee thereof) that you be granted restricted stock units (“RSUs”) relating to 300,000 shares of the Company’s common stock. The RSUs will be subject to all of the terms and conditions set forth in the Company’s 2019 Equity Incentive Plan (the “Plan”) and the applicable award agreement (the “Award Agreement”). The Award Agreement will provide for vesting of twenty-five percent (25%) of the Shares on the first anniversary of the Effective Date, and the remainder of the Shares will vest thereafter in equal quarterly installments over the three-year period immediately following the first anniversary of the Effective Date, in each case, subject to your continuous service with the Company as of each applicable vesting date. The complete terms and conditions of your RSUs will be as set forth in the Plan and the Award Agreement. In addition, subject to approval by the Board (or any authorized committee thereof), you will be eligible to receive an annual grant of equity awards commencing with the 2026 calendar year. The equity awards held by you prior to the Effective Date shall continue to be governed by the terms and conditions of the Company’s applicable equity incentive plan(s) and the applicable award agreement(s) governing the terms of such equity awards (collectively, the “Prior Equity Documents”). Notwithstanding anything in this Letter Agreement, any equity plan of the Company or any award agreement to the contrary, in the event of a Change in Control (as defined in the Plan), the Company shall accelerate the vesting of any then-unvested Shares subject to your outstanding equity awards, including the RSUs, such that one hundred percent (100%) of such Shares shall be deemed immediately vested (and exercisable, as applicable) as of the date of such Change in Control.

6.
Ongoing Obligations. You remain subject to the terms of the confidentiality, assignment of inventions, and restrictive covenants agreements that you executed in connection with your employment with the Company (the “Preserved Agreements”), and the Preserved Agreements remain in effect in accordance with their respective terms. In exchange for, and as a condition to be eligible for, the enhanced employment terms set forth in this Letter Agreement (including the increased compensation rate and severance benefits), you must execute and abide by the Confidential Information, Inventions Assignment, and Restrictive Covenants Agreement attached hereto as Exhibit A (the “RCA”), which contains restrictive covenants and prohibits unauthorized use or disclosure of the Company’s confidential information and trade secrets, among other obligations. Please review the RCA and only sign it after careful consideration. In addition, you are required to abide by the Company’s policies and procedures, as modified from time to time within the Company’s discretion. In the event the terms of this Letter Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Letter Agreement shall control. Notwithstanding anything to the contrary in this Letter Agreement, the Preserved Agreements, or in the RCA, Confidential Information shall not include your business contacts prior to your employment with the Company, whether in paper or electronic form (your “Rolodex”); provided, however that the contents of the Rolodex does not contain proprietary information developed during your employment with the Company or otherwise belonging to the Company. Additionally, nothing herein is intended to limit the scope of your non-solicitation obligations as set forth in the Preserved Agreements or the RCA.
7.
Protection of Third-Party Information. In your work for the Company, you will be expected not to make any unauthorized use or disclosure of any confidential or proprietary information, including trade secrets, of any former employer or other third party to whom you have contractual obligations to protect such information. Rather, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. You represent that you are able to perform your job duties within these guidelines, and you are not in unauthorized possession of any unpublished documents, materials, electronically-recorded information, or other property belonging to any former employer or other third party to whom you have a contractual obligation to protect such property. In addition, you represent and warrant that your employment by the Company will not conflict with any prior employment or consulting agreement or other agreement with any third party, that you will perform your duties to the Company without violating any such agreement(s), and that you have disclosed to the Company in writing any contract you have signed that may restrict your activities on behalf of the Company.
8.
At-Will Employment Relationship. Your employment relationship with the Company is at-will. Accordingly, you may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company; and the Company may terminate your employment at any time, with or without Cause or advance notice. If your employment ends for any reason, the Company will provide you with (i) your unpaid Base Salary through the date of termination; (ii) all of your accrued, but unused paid time off time (if any) if required by law or Company policy; and (iii) any unpaid expense reimbursements accrued by you as of the date of termination (the “Accrued Obligations”).
9.
Severance Benefits; Termination without Cause or Resignation for Good Reason. If the Company terminates your employment without Cause (including as a result of your death or disability) or you resign for Good Reason (either termination of employment referred to as a “Qualifying Termination”), and provided such Qualifying Termination constitutes a Separation from Service (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service” and the date of such Separation from Service, the “Separation from Service Date”), the Company will provide you with your Accrued Obligations and, subject to Sections 11 (“Conditions to Receipt of Severance Benefits”) and 12 (“Return of Company Property”) below and your continued compliance with the terms of this Letter Agreement (including without limitation the Preserved Agreements and the RCA), the Company will provide you (or your estate, as applicable) with the following severance benefits (the “Severance Benefits”):
(a)
Cash Severance. The Company will pay you (or your estate, as applicable), as cash severance, twelve (12) months of your Base Salary in effect as of your Separation from Service Date, less standard payroll deductions and tax withholdings (the “Severance”). The Severance will be paid in installments in the form of continuation of your Base Salary payments, paid on the Company’s ordinary payroll dates, commencing on the first practicable payroll date following the date that the Release becomes effective and irrevocable (the date of such payment, the “First Payment Date”).
(b)
Bonus Severance. As an additional Severance Benefit, the Company will pay you (or your estate, as applicable) a lump sum cash amount equivalent to your target Annual Bonus for the year in which termination occurs (the “Bonus Severance Payment”). Your Base Salary as in effect on the Separation from Service Date, ignoring any decrease that forms the basis of your resignation for Good Reason, if applicable, shall be used for calculating the Bonus Severance Payment. The Bonus Severance Payment will be paid within sixty (60) days of the effective date of the Release (namely, the date it can no longer be revoked) but in no event later than March 15th of the year following the year in which the Separation from Service Date occurs.
(c)
COBRA Severance. As an additional Severance Benefit, the Company will continue to pay the cost of your (and, if applicable, your covered dependents’) health care coverage in effect at the time of your Separation from Service for a maximum of twelve (12) months, either under the Company’s regular health plan (if permitted), or by paying your COBRA premiums subject to you electing COBRA continuation coverage and your continued eligibility for COBRA (the “COBRA Severance”). The Company’s obligation to pay the COBRA Severance on your behalf will cease if you obtain health care coverage from another source (e.g., a new employer or spouse’s benefit plan). You must notify the Company within two (2) weeks if you obtain coverage from a new source. This payment of

COBRA Severance by the Company would not expand or extend the maximum period of COBRA coverage to which you would otherwise be entitled under applicable law. Notwithstanding the above, if the Company determines in its sole discretion that it cannot provide the foregoing COBRA Severance without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide to you a taxable monthly payment in an amount equal to the monthly COBRA premium that you would be required to pay to continue your group health coverage in effect on the date of your termination (which amount shall be based on the premium for the first month of COBRA coverage), which payments shall be made on the last day of each month regardless of whether you elect COBRA continuation coverage and shall end on the earlier of (x) the date upon which you obtain other coverage or (y) the last day of the twelfth (12th) calendar month following your Separation from Service Date.
(d)
Accelerated Vesting. In the event of a Qualifying Termination, as an additional Severance Benefit, the Company shall accelerate the vesting of any then-unvested Shares subject to any outstanding equity awards, including the RSUs, such that one hundred percent (100%) of such Shares shall be deemed immediately vested and exercisable as of your Separation from Service Date.
10.
Resignation Without Good Reason; Termination for Cause. If, at any time, you resign your employment without Good Reason, or the Company terminates your employment for Cause, you will receive only your Accrued Obligations. Under these circumstances, you will not be entitled to any other form of compensation or benefits from the Company, including any Severance Benefits, other than any rights to which you are entitled under the Company’s benefit programs.
11.
Conditions to Receipt of Severance Benefits. Prior to and as a condition to your (or your estate’s, as applicable) receipt of the Severance Benefits described above, you (or your estate, as applicable) shall execute and deliver to the Company an executed separation agreement and release of claims in favor of and in a form provided by the Company (the “Release”) within the timeframe set forth therein, but not later than forty-five (45) days following your Separation from Service Date, and allow the Release to become effective according to its terms (by not invoking any legal right to revoke it) within any applicable time period set forth therein (such latest permitted effective date, the “Release Deadline”).
12.
Return of Company Property. Except as otherwise set forth in this Section 12, upon the termination of your employment for any reason, as a precondition to your receipt of the Severance Benefits, within five (5) days after your Separation from Service Date (or earlier if requested by the Company), you will return to the Company all Company documents (and all copies thereof) and other Company property within your possession, custody or control, including, but not limited to, Company files, notes, financial and operational information, customer lists and contact information, product and services information, research and development information, drawings, records, plans, forecasts, reports, payroll information, spreadsheets, studies, analyses, compilations of data, proposals, agreements, sales and marketing information, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, tablets, handheld devices, and servers), credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential information of the Company, and all reproductions thereof in whole or in part and in any medium. You further agree that you will make a diligent search to locate any such documents, property and information and return them to the Company within the timeframe provided above. In addition, if you have used any personally-owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five (5) days after your Separation from Service Date you must provide the Company with a computer-useable copy of such information and permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and you agree to provide the Company access to your system, as requested, to verify that the necessary copying and deletion is done. If requested, you shall deliver to the Company a signed statement certifying compliance with this Section prior to the receipt of the Severance Benefits. Notwithstanding anything to the contrary herein, the Preserved Agreements, or the RCA, you shall be entitled to keep copies of your Rolodex (subject to the clarification in the last two sentences of Section 6 herein), and documents relating to your compensation and the terms of your employment with the Company.
13.
Outside Activities. Throughout your employment with the Company, you will be eligible to engage in other activities so long as such activities do not interfere with the performance of your duties hereunder and are in accordance with the Company’s Code of Business Conduct and Ethics. Except as set forth in the immediately preceding sentence, during your employment by the Company, except on behalf of the Company, you will not directly or indirectly serve as an officer, director, stockholder, employee, partner, proprietor, investor, joint venturer, associate, representative or consultant of any other person, corporation, firm, partnership or other entity whatsoever known by you to compete with the Company (or is planning or preparing to compete with the Company), anywhere in the world, in any line of business engaged in (or demonstrably planned to be engaged in) by the Company; provided, however, that you may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange.
14.
Definitions. For purposes of this Letter Agreement, the following terms shall have the following meanings:

For purposes of this Letter Agreement, “Cause” for termination will mean your: (a) conviction (including a guilty plea or plea of nolo contendere) of any felony or any other crime involving fraud, dishonesty or moral turpitude; (b) commission or attempted commission of or participation in a fraud or act of material dishonesty or misrepresentation against the Company; (c) material breach of your duties to the Company; (d) intentional damage to any property of the Company; (e) willful misconduct, or other willful violation of Company policy that causes material harm to the Company; or (f) material violation of any written and fully executed contract or agreement between you and the Company, including without limitation, material breach of your Preserved Agreements or RCA, or of any statutory duty you owe to the Company. No Cause shall exist unless the Company has provided you with written notice of termination describing the particular circumstances giving rise to Cause (which notice shall be delivered within thirty (30) days of the initial occurrence or discovery by the Company of the alleged Cause conduct), and has provided you the opportunity to cure, to the extent reasonably susceptible to cure, such circumstances within thirty (30) days after receiving such notice. If you so effect a cure, the notice of Cause shall be deemed rescinded and of no force or effect.

For purposes of this Letter Agreement, you shall have “Good Reason” for resigning from employment with the Company if any of the following actions are taken by the Company without your prior written consent: (a) a material reduction in your Base Salary, which the parties agree is a reduction of at least ten percent (10%) of your Base Salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees); (b) a material reduction in your duties (including responsibilities and/or authorities) or your ceasing to report directly to the CEO or the Board, provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” in and of itself unless your new duties are materially reduced from the prior duties; (c) relocation of your principal place of employment to a place that increases your one-way commute by more than fifty (50) miles as compared to your then-current principal place of employment immediately prior to such relocation; or (d) a material breach of this Letter Agreement. In order to resign for Good Reason, you must provide written notice to the CEO within thirty (30) days after the first occurrence of the event giving rise to Good Reason setting forth the basis for your resignation, allow the Company at least thirty (30) days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, you must resign from all positions you then hold with the Company not later than thirty (30) days after the expiration of the cure period.

15.
Compliance with Section 409A. It is intended that the Severance Benefits set forth in this Letter Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (Section 409A, together with any state law of similar effect, “Section 409A”) provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations 1.409A-2(b)(2)(iii)), your right to receive any installment payments under this Letter Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Letter Agreement, if the Company (or, if applicable, the successor entity thereto) determines that the Severance Benefits constitute “deferred compensation” under Section 409A and you are, on the date of your Separation from Service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code (a “Specified Employee”), then, solely to the extent necessary to avoid the incurrence of adverse personal tax consequences under Section 409A, the timing of the Severance Benefits shall be delayed until the earliest of: (i) the date that is six (6) months and one (1) day after your

Separation from Service Date, (ii) the date of your death, or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments or benefits deferred pursuant to this Section shall be paid in a lump sum or provided in full by the Company (or the successor entity thereto, as applicable), and any remaining payments due shall be paid as otherwise provided herein. No interest shall be due on any amounts so deferred. If the Severance Benefits are not covered by one or more exemptions from the application of Section 409A and the Release could become effective in the calendar year following the calendar year in which you have a Separation from Service, the Release will not be deemed effective any earlier than the Release Deadline. The Severance Benefits are intended to qualify for an exemption from application of Section 409A or comply with its requirements to the extent necessary to avoid adverse personal tax consequences under Section 409A, and any ambiguities herein shall be interpreted accordingly. Notwithstanding anything to the contrary herein, to the extent required to comply with Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Letter Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A. With respect to reimbursements or in-kind benefits provided to you hereunder (or otherwise) that are not exempt from Section 409A, the following rules shall apply: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any one of your taxable years shall not affect the expenses eligible for reimbursement, or in-kind benefit to be provided in any other taxable year, (ii) in the case of any reimbursements of eligible expenses, reimbursement shall be made on or before the last day of your taxable year following the taxable year in which the expense was incurred, (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.
16.
Section 280G; Parachute Payments.
(a)
If any payment or benefit you will or may receive from the Company or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment provided pursuant to this Letter Agreement (a “Payment”) shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for you. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).
(b)
Notwithstanding any provision of subsection (a) above to the contrary, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for you as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without Cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.
(c)
Unless you and the Company agree on an alternative accounting firm or law firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control transaction shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the change in control transaction, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required by this Section 16 (“Section 280G; Parachute Payments”). The Company shall bear all expenses with respect to the determinations by such accounting or law firm required to be made hereunder. The Company shall use commercially reasonable efforts to cause the accounting or law firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a 280G Payment becomes reasonably likely to occur (if requested at that time by you or the Company) or such other time as requested by you or the Company.
(d)
If you receive a Payment for which the Reduced Amount was determined pursuant to clause (x) of Section 16(a) and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, you agree to promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of Section 16(a)) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) of Section 16(a), you shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.
17.
Dispute Resolution. To ensure the rapid and economical resolution of disputes that may arise in connection with your employment with the Company, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims, arising from or relating to the enforcement, breach, performance, or interpretation of this Letter Agreement, your employment with the Company, or the termination of your employment, shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. § 1-16, to the fullest extent permitted by law, by final, binding and confidential arbitration conducted by JAMS or its successor, under JAMS’ then applicable rules and procedures for employment disputes before a single arbitrator (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). You acknowledge that by agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. Prior to any arbitration, you and the Company agree first to engage in prompt and serious good faith discussions to resolve the dispute. In addition, all claims, disputes, or causes of action under this section, whether by you or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law, including, without limitation, sexual harassment claims, to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration (collectively, the “Excluded Claims”). In the event you intend to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be publicly filed with a court, while any other claims will remain subject to mandatory arbitration. You will have the right to be represented by legal counsel at any arbitration proceeding. Questions of whether a claim is subject to arbitration under this agreement shall be decided by the arbitrator. Likewise, procedural questions which grow out of the dispute and bear on the final disposition are also matters for the arbitrator. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that you or the Company would be entitled to seek in a court of law. You and the Company shall equally share all JAMS’ arbitration fees. Each party is responsible for its own attorneys’ fees, except as expressly set forth in your Preserved Agreements and RCA. Nothing in this Letter Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.
18.
Indemnification. You will be entitled to indemnification to the maximum extent permitted by applicable law and the Company’s Bylaws with terms no less favorable than provided to any other Company executive officer or director and subject to the terms of any separate written indemnification agreement. At all times during your employment, the Company shall maintain in effect a directors and officers liability insurance policy with you as a covered officer.
19.
Clawback Acknowledgement. You acknowledge that you may become subject to a compensation recovery policy adopted pursuant to Rule 10D-1 promulgated under the Securities Exchange Act of 1934 and Nasdaq Rule 5608, or any successor rule (as such policy may be amended and/or restated, “Clawback Policy”). You acknowledge and agree that this Letter Agreement and certain payments hereunder may be subject to any clawback, forfeiture or other similar recovery pursuant to the Clawback Policy and applicable law. You agree to take all required action to enable such recovery. You understand that such recovery may be sought and occur after your employment or service with the Company terminates. You further agree that you are not entitled to indemnification for any clawback, forfeiture or similar recovery or for any claim or losses arising out of or in any way related to clawback, forfeiture, or similar recovery pursuant to the Clawback Policy and, to the extent any agreement or organizational document purports to provide otherwise, you hereby irrevocably agree to forego such indemnification. Any action by the Company to recover compensation under the Clawback Policy from you shall not, whether alone or in combination with any other action, event or condition, be deemed (i) Good Reason or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to you, or (ii) to constitute a breach of a contract or other arrangement to which you are a party. This Section 19 is a material term of this Letter Agreement.
20.
Miscellaneous. This Letter Agreement, together with your Preserved Agreements, the RCA, and the Prior Equity Documents, forms the complete and exclusive statement of your employment agreement with the Company. It supersedes any other agreements or promises made to you by anyone, whether oral or written, including without limitation the Prior Offer Letter. Changes in your employment terms, other than those changes expressly reserved to the Company’s or Board’s discretion in this Letter Agreement, require a written modification approved by you and the Company and signed by you and a duly authorized officer of the Company. This Letter Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Letter Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Letter Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to conflicts of law principles. Any ambiguity in this Letter Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Letter Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Letter Agreement may be executed and delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please sign and date this Letter Agreement and the enclosed RCA and return them to me on or before June 15, 2025 if you wish to accept the terms and conditions described above. The terms and conditions of employment offered herein will expire if I do not receive this signed Letter Agreement by that date. I would be happy to discuss any questions that you may have about these terms. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Sincerely,

/s/ Les Funtleyder
Les Funtleyder
Interim Chief Executive Officer and Chief Financial Officer

Reviewed, Understood, and Accepted:

/s/ Evan Bailey, MD Evan Bailey, MD	6/13/2025 Date

EXHIBIT A

Confidential Information, Inventions Assignment, and Restrictive Covenants Agreement

In consideration and as a condition of my employment by Applied Therapeutics, Inc. (together with its parent, subsidiaries and other affiliates and its and their successors and assigns, the “Company”), including the enhanced compensation and benefits that I am eligible to receive pursuant to the Amended and Restated Offer Letter to which this Agreement is enclosed, and my access to Proprietary Information in the course of my employment with the Company, I enter into this Confidential Information, Inventions Assignment, and Restrictive Covenants Agreement (together with its exhibit, this “Agreement”) and agree as follows:

1.
Proprietary Information. I agree that all information, whether or not in writing, concerning the Company’s business, technology, business relationships or financial affairs that the Company has not released to the general public that the Company seeks to maintain as confidential (collectively, “Proprietary Information”) and all tangible embodiments thereof are and will be the exclusive property of the Company. By way of illustration, Proprietary Information may include information or material that has not been made generally available to the public, such as: (a) corporate information, including plans, business opportunities, strategies, methods, policies, resolutions, negotiations or litigation-related information; (b) sales and marketing information, including strategies, methods, customer or business partner identities or other confidential information about customers, business partners, prospect identities or other confidential information about prospects, customer or market analyses or projections or contract terms; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; (d) operational or technological information, including plans, specifications, manuals, forms, templates, pre-clinical and clinical testing data and strategies, research and development strategies, designs, methods, procedures, formulae, data, reports, discoveries, inventions, improvements, concepts, ideas, know-how, trade secrets (as defined by applicable law), and other Developments (as defined below), software developed by or for the benefit of the Company and related data source code and programming information (whether or not patentable or registered under copyright or similar statutes), patent applications, mask works and hardware configuration information; and (e) personnel information, including personnel lists, reporting or organizational structure, performance evaluations and termination arrangements. Proprietary Information also includes information received in confidence by the Company from its customers, suppliers, business partners or other third parties.
2.
Company’s Rights to Proprietary Information. Except as permitted by Sections 21 or 22 of this Agreement, I will not, at any time, without the Company’s prior written permission, either during or after my employment, disclose any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information.
3.
Rights of Others. I understand that the Company is now and may hereafter be subject to nondisclosure or confidentiality agreements with third parties that require the Company to protect or refrain from use or disclosure of proprietary information. I agree to be bound by the terms of such agreements in the event I have access to such proprietary information. I understand that the Company strictly prohibits me from using or disclosing confidential or proprietary information belonging to any other person or entity (including any employer or former employer), in connection with my employment. In addition, I agree not to bring any confidential information belonging to any other person or entity onto Company premises or into Company workspaces.
4.
Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will not, directly or indirectly, engage in (a) any business activity that is competitive with, or conflicts with, the Company’s business activity or (b) any other outside business activity, except as expressly authorized in writing and in advance by a duly authorized member of Company management. I will advise a member of Company management at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist.
5.
Developments. I will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, data, databases, computer programs, research, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship, and other intellectual property, including works-in-process (collectively “Developments”) whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction during the period of my employment. I acknowledge that all work performed by me is on a “work for hire” basis, and I hereby assign and transfer to the Employing Company (as defined below) and its successors and assigns all my right, title and interest in and to all Developments that (a) relate to the business of the Company or any customer of, supplier to or business partner of the Company or any of the products or services being researched, developed, manufactured or sold by the Company or which may be used with such products or services; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, sui generis database rights and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).

To preclude any possible uncertainty, if there are any Developments that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (“Prior Inventions”), I have set forth on Exhibit A attached hereto a complete list of those Prior Inventions. If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. If there are any patents or patent applications in which I am named as an inventor, other than those that have been assigned to the Company (“Other Patent Rights”), I have also listed those Other Patent Rights on Exhibit A. If no such disclosure is attached, I represent that there are no Prior Inventions or Other Patent Rights. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, research or development program, or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, perpetual, irrevocable, worldwide license (with the full right to sublicense directly and indirectly through multiple tiers) to make, have made, modify, use, sell, offer for sale and import such Prior Invention. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent. I will not, without the Company’s prior written consent, incorporate into any Company product or otherwise deliver to the Company any software code that is subject to any license that by its terms requires, or conditions the use or distribution of such code on, the disclosure, licensing or distribution of such Company product or any source code owned or licensed by the Company (e.g., software code licensed under the GNU GPL, LGPL or AGPL).

This Agreement does not obligate me to assign to the Employing Company any Development that, in the sole judgment of the Company, reasonably exercised, is developed entirely on my own time and does not relate to the business efforts or research and development efforts in which, during the period of my employment, the Company actually is engaged or reasonably would be engaged, and does not result from the use of premises or equipment owned or leased by the Company. However, I will also promptly disclose to the Company any such Developments for the purpose of determining whether they qualify for such exclusion. I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 5 will be interpreted not to apply to any invention that a court rules and/or the Company agrees falls within such classes. I also hereby waive all claims to any moral rights or other special rights that I may have or accrue in any Company-Related Developments.

For the purposes of this Section 5, the term “Employing Company” means the entity employing me at the time that the applicable Development is created, made, conceived or reduced to practice. If I am jointly employed by two or more entities at such time, the Employing Company means the entity that is the primary employer.

6.
Documents and Other Company Property. I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments developed by me during my employment, which records will be available to and remain the sole property of the Company at all times.

Subject to Section 5, all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. Any property situated on the Company’s premises and/or owned by the Company, including without limitation laptops, computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice, and I have no expectation of privacy in my use of such Company property or any of the Company’s electronic systems. Upon the earlier of a request by the Company or termination of my employment, I will deliver to the Company, without altering, deleting or purging any files or documents that may contain Company information, all copies and other tangible embodiments of Proprietary Information, Company property and equipment in my possession, custody or control, including all laptops and computer equipment, files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, and other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies.

7.
Enforcement of Intellectual Property Rights. I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Company-Related Developments. I will sign, both during and after my employment, all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development or related Intellectual Property Rights. If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development and related Intellectual Property Rights.
8.
Nonsolicitation and Noncompetition. In order to protect the Company’s Proprietary Information and goodwill, at all times during my employment and for a period of twelve (12) months following the date of the cessation of my employment with the Company (the “Restricted Period”):
8.1.
Nonsolicitation of Customers. I shall not, directly or indirectly, in any manner, other than for the benefit of the Company during my employment with the Company, solicit or transact any business with any Customers, in either case with the purpose or effect of (i) competing with the Company or (ii) causing any such Customer to reduce or terminate such Customer’s business relationship with the Company. For purposes of this Section 8(a), “Customers” shall mean Company customers and customer prospects, in either case with whom or which I had material contact during the last 24 months of my employment with the Company or about whom or which I learned confidential information during the last 24 months of my employment with the Company. I understand that it would be a violation of this Section 8(a) if, other than for the benefit of the Company during my employment with the Company, I provided information about a Customer to an individual who I know or should know will use such information for the purpose of soliciting such Customer.
8.2.
Nonsolicitation of Employees or Independent Contractors. I shall not, directly or indirectly, in any manner: (i) solicit, entice or attempt to persuade any Employee or Independent Contractor of the Company to leave the Company or (ii) otherwise participate in or facilitate the hire, directly or through another entity, of any Employee or Independent Contractor who is then employed or engaged by the Company. “Employee” and “Independent Contractor” shall mean a Company employee or independent contractor, as applicable, with whom I had material contact during my employment with the Company, about whom I learned confidential information during my employment with the Company or who has access to or possesses any knowledge that would give a competitor an unfair advantage. I understand that it would be a violation of this Section 8(b) if, other than for the benefit of the Company during my employment with the Company, I provided information about an Employee or Independent Contractor to an individual who I know or should know will use such information for the purpose of soliciting such Employee or Independent Contractor.
8.3.
Noncompetition. I shall not, directly or indirectly, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co-venturer or otherwise, in a Related Capacity engage or otherwise participate in any Restricted Business Activities in the Restricted Territory.
8.3.1.
“Restricted Business Activities” means any business activities that involve the development, manufacturing or marketing of any products, or the performance of any services or engagement in any research or development activities, that are competitive with (A) the products, services or research or development activities that I, directly or indirectly, was involved with or supported during my employment with the Company within the two years prior to the last day of my employment or (B) products or services or research activities that the Company has under development or that are the subject of active planning that I, directly or indirectly, was involved with or supported during my employment with the Company within the two years prior to the last day of my employment.
8.3.2.
“Related Capacity” means (A) any capacity or role related to, similar to, or having duties or responsibilities similar to, the capacity(ies) or role(s) I hold or held, or in which I otherwise provide or provided services, for the Company during my employment or (B) any other capacity or role in which my knowledge of the Company’s Proprietary Information or my goodwill with the Company’s employees, customers or other business relationships would be of value to a person or entity engaged in Restricted Business Activities.
8.3.3.
“Restricted Territory” means (A) with respect to the U.S., (1) any U.S. state in which I, or any employees I supervised, provided services for the Company or in which my services or the services of any employees I supervised had a material effect on business activities during the last 12 months of my employment with the Company, (2) any other U.S. state in which the Company, directly or indirectly, develops, manufactures, offers, produces, licenses or markets any products or services or has active plans to develop, manufacture, offer, produce, license or market any product or services as of the last day of my employment with the Company and (3) the remaining states of the U.S. and (B) any other country in which the Company, directly or in directly, develops, manufactures, offers, produces, licenses or markets any products or services or has active plans to develop, manufacture, offer, produce, license or market any products or services as of the last day of my employment with the Company. I shall be considered to provide services in the Restricted Territory if I am physically present in the Restricted Territory while providing services or if my activities have a material effect on business activities within the Restricted Territory.
9.
Government Contracts. I acknowledge that the Company may have from time to time agreements with other persons or with the United States Government or its agencies that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under Section 5, I also assign to the Company (or any of its nominees) all rights that I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the Company and the United States or any of its agencies.
10.
Prior Agreements. I hereby represent that, except as I have fully disclosed previously in writing to the Company, I am not bound by the terms of any agreement with any previous or current employer or other party to refrain from competing, directly or indirectly, with the business of such employer or any other party or from soliciting clients, customers or employees of such employer or other party. I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

11.
Remedies Upon Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief, without the posting of a bond. I further acknowledge that a court may render an award extending the Restricted Period as one of the remedies in the event of my violation of this Agreement. If I violate this Agreement, in addition to all other remedies available to the Company at law, in equity, and under contract, I agree that I am obligated to pay all the Company’s costs of enforcement of this Agreement, including reasonable attorneys’ fees and expenses.
12.
Use of Voice, Image and Likeness. I give the Company permission to use any and all of my voice, image and likeness, with or without using my name, in connection with the products and/or services of the Company, for the purposes of advertising and promoting such products and/or services and/or the Company, and/or for other purposes deemed appropriate by the Company in its reasonable discretion, except to the extent prohibited by law.
13.
No Employment Obligation. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment. I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason, with or without cause.
14.
Survival and Assignment by the Company. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company will have the right to assign this Agreement to its affiliates, successors and assigns. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.
15.
Post-Employment Notifications. During the Restricted Period, I will notify the Company of any change in my address and of each subsequent employment or business activity, including the name and address of my employer or other post-Company employment plans and the nature of my activities.
16.
Disclosures During Restricted Period. I will provide a copy of this Agreement to any person or entity with whom I may enter into a business relationship, whether as an employee, consultant, partner, coventurer or otherwise, prior to entering into such business relationship during the Restricted Period.
17.
Waiver. I acknowledge and agree that no waiver of any of my obligations under this Agreement shall be effective unless made in writing by the Company. The failure of the Company to require my performance of any term or obligation of this Agreement, or the waiver of any breach of this Agreement, shall not prevent the Company’s subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
18.
Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. To the extent applicable law requires additional consideration for this Agreement, any equity, cash incentive, or severance compensation for which the Company may (in its sole discretion) make me eligible shall (in each case and independent of the other) constitute such consideration.
19.
Choice of Law and Jurisdiction. This Agreement will be deemed to be made and entered into in the state of New York, and will in all respects be interpreted, enforced and governed under the laws of the state of New York. I hereby consent to the jurisdiction of the state and federal courts situated within the state of New York for purposes of enforcing this Agreement or for any other lawsuit relating to or arising under this Agreement, and I hereby waive any objection that I might have to personal jurisdiction or venue in those courts.
20.
Independence of Obligations. My obligations under this Agreement are independent of any obligation, contractual or otherwise, the Company has to me. The Company’s breach of any such obligation shall not be a defense against the enforcement of this Agreement or otherwise limit my obligations under this Agreement.
21.
Protected Disclosures. I understand that nothing contained in this Agreement, any other agreement with the Company, or any Company policy limits my ability, with or without notice to the Company, to: (i) file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”), including without limitation, the Equal Employment Opportunity Commission, the National Labor Relations Board, the New York State Division of Human rights, the attorney general, a local commission on human rights, or the Securities and Exchange Commission (the “SEC”); (ii) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including by providing non-privileged documents or information; (iii) exercise any rights under Section 7 of the National Labor Relations Act, which are available to non-supervisory employees, including assisting co-workers with or discussing any employment issue as part of engaging in concerted activities for the purpose of mutual aid or protection; (iv) share compensation information concerning myself or others (provided that this does not permit me to disclose compensation information concerning others that I obtain because my job responsibilities require or allow access to such information); (v) discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful; (vi) testify truthfully in a legal proceeding; (vii) voluntarily communicate with an attorney retained by me; (viii) recover an SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934; or (ix) communicate with law enforcement. Any such communications and disclosures must be consistent with applicable law and the information disclosed must not have been obtained through a communication that was subject to the attorney-client privilege (unless disclosure of that information would otherwise be permitted consistent with such privilege or applicable law). I further understand that the Company will not limit any right I may have to seek or receive an award pursuant to the whistleblower provisions of any applicable law or regulation for providing information to the SEC or any other Government Agency.
22.
Defend Trade Secrets Act of 2016. I understand that pursuant to the federal Defend Trade Secrets Act of 2016, I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
23.
Other Agreements; Amendment. This Agreement supplements and does not supersede any other confidentiality, assignment of inventions, return of property, or restrictive covenant agreement between the Company and me. To the extent that this Agreement addresses other subject matters, this Agreement supersedes any other agreements between the Company and me with respect to such subject matters. This Agreement may be amended only in a written agreement executed by a duly authorized officer of the Company and me.
24.
Advice of Counsel. I have been advised by the Company to consult with counsel prior to signing this Agreement.

[Remainder of Page Intentionally Left Blank]

I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. BY SIGNING BELOW, I CERTIFY THAT I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

I ACKNOWLEDGE AND AGREE THAT THE TERMS OF THIS AGREEMENT WILL APPLY TO MY ENTIRE SERVICE RELATIONSHIP WITH THE COMPANY, INCLUDING WITHOUT LIMITATION ANY PERIOD OF SERVICE PRIOR TO THE DATE OF MY SIGNATURE BELOW.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument and it shall become effective when it is fully executed by both parties.

EMPLOYEE

Signed: /s/ Evan Bailey, MD

Name: Evan Bailey, MD

Date: 6/13/2025

COMPANY

Signed: /s/ Les Funtleyder

Name and Title: Les Funtleyder, Interim Chief Executive Officer and Chief Financial Officer

Date: 6/13/2025

EXHIBIT A

To: COMPANY

From: ____________________

Date: _____________________

SUBJECT: Prior Inventions

The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

 No inventions or improvements

 See below:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

 Additional sheets attached

The following is a list of all patents and patent applications in which I have been named as an inventor:

 None

 See below:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________